UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2014

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, CT 06854

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2014, Mediabistro Inc. (the “Company”) and its wholly owned subsidiaries, Mediabistro.com Subsidiary Inc. and Inside Network, Inc., entered into a Note Modification Agreement with Alan M. Meckler, the Company’s Chairman and Chief Executive Officer. Pursuant to the agreement, the parties amended the Second Amended and Restated Promissory Note issued in November 2013 to increase the outstanding principal amount by $300,000.00 to $9,094,604.30. Additionally, upon the written request of the Company, Mr. Meckler agreed to lend the Company up to an additional $700,000.00 in one or more advances pursuant to one or more note modification agreements. Interest accrues on the additional $300,000.00 principal amount as of April 25, 2014. All other terms of Second Amended and Restated Promissory Note remain unchanged.

The Note was approved by all of the independent members of the Company’s Board of Directors, none of whom has a direct or indirect interest in the promissory note or the note modification agreement.

The description of the transactions described in this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Note Modification Agreement, which is attached hereto as Exhibit 10.67.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.67	Note Modification Agreement dated as of April 25, 2014, by and among Mediabistro Inc., Mediabistro.com Subsidiary Inc., Inside Network, Inc. and Alan M. Meckler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO.COM INC.

Date: April 28, 2014

	By:	/s/ Alan M. Meckler
Alan M. Meckler Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.67	Note Modification Agreement dated as of April 25, 2014, by and among Mediabistro Inc., Mediabistro.com Subsidiary Inc., Inside Network, Inc. and Alan M. Meckler.